Exhibit 10.2

The Hartford Financial Services Group, Inc.

2004 Compensation Of Non-Employee Directors

— For service for the period from the May 20, 2004 Annual Meeting of Shareholders through the next Annual Meeting —

Standard Fees	Description
Annual Stock Option Award	•	$60,000 valuation

	•	Vests in 1/3 increments per year over a three-year period

	•	Term = 10 years plus two days

Annual Restricted Stock Award	•	$40,000 valuation

	•	1/3 of the shares vest three years from the date of the award and the remaining 2/3 of the shares vest five years from the date of the award

Annual Retainer Payable in Cash	•	$30,000

Meeting Fee for each meeting of the Board of Directors attended	•	$1,500 per meeting

Fee for each Committee meeting attended	•	$1,200 per Committee meeting

Committee Chairperson Annual Retainer	•	$10,000

Other

Deferred Compensation Plan	•	May defer all or any portion of cash compensation into The Hartford Deferred Compensation Plan

Insurance	•	$100,000 of group life insurance and $750,000 of AD&D

	•	Directors may purchase additional AD&D insurance

Travel and Related Expenses	•	Reimbursed for travel and related expenses incurred in connection with their serving on the Board of Directors and its Committees